UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 24, 2015

EMERALD DATA, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-200629	35-2513795
(Commission File Number)	(IRS Employer Identification No.)

Atbrivosanas Aleja 5, Rezekne, Latvia

(Address of Principal Executive Offices) (Zip Code)

Phone: (702) 757-1148

(Registrant's Telephone Number, Including Area Code)

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On September 24, 2015, the Board of Directors of the Registrant received the resignation of Yichien Yeh, CPA, the company’s independent registered public account firm. The Board of Directors of the Registrant accepted the resignation of Yichien Yeh, CPA. The review reports of Yichien Yeh, CPA on the Company's financial statements for interim periods did not contain an adverse opinion.

There were no disagreements with Yichien Yeh, CPA whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Yichien Yeh CPA's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that Yichien Yeh, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter has been included as an exhibit to this 8-K.

b) On September 24, 2015, the registrant engaged AJSH & Co., CPA as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted AJSH & Co., CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Exhibits

Exhibit 16	Letter from Yichien Yeh, CPA

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2015	By:	/s/ Janis Kalnins
	Name:	Janis Kalnins
	Title:	President